Exhibit 99.1

BIO-key Trims 2024 Net Loss 49% to $4.3M, Reflecting Higher Gross Margin and Lower

Operating Costs, Offsetting 11% Revenue Decrease Due to Business Transition;

Hosts Investor Call Today at 10am ET

Holmdel, NJ – March 27, 2025 – BIO-key® International, Inc. (Nasdaq: BKYI), an innovative provider of workforce and customer Identity and Access Management (IAM) solutions featuring passwordless, phoneless and token-less Identity-Bound Biometric (IBB) authentication, announced results for its fourth quarter (Q4’24) and year ended December 31, 2024 (2024). BIO-key’s 2023 results, which were restated and filed with the Company’s 2023 Form 10-K, are reflected in this release for comparison purposes. BIO-key will host an investor call today, Thursday, March 27th at 10:00am ET (details below).

BIO-key CEO, Mike DePasquale commented, “From a strategic standpoint, we substantially strengthened our business in 2024, growing our high-margin software license fee revenue by 20% while exiting our low margin services relationship with Swivel Secure to focus on BIO-key solutions such as PortalGuard IAM and our Identity-Bound Biometrics. This transition away from Swivel Secure licensed solutions resulted in an 11% decline in 2024 revenue, but enabled us to substantially improve overall profitability despite lower revenue.

“We also reduced operating expenses by 6% in 2024 and reduced cash used in operations by 23% to $2.91M in 2024 from $3.79M in 2023. With this transition behind us, we are in a much stronger position to grow and convert top-line revenue into bottom-line contribution.”

Recent Highlights

●	Partnered with California Ed Tech JPA to make BIO-key solutions available to 195 member institutions serving over 2.6M students.
●	Higher Education customers with 30,000+ users migrated to BIO-key’s PortalGuard IDaaS platform from its on-premises solution and Wyoming Department of Education deployed PortalGuard IDaaS.
●	National Bank of Egypt deployed BIO-key Multi-Factor Authentication and Single Sign-On solutions.
●	Initiated collaboration with engineering solutions provider Guinn Partners to transform access control and cybersecurity for IoT and autonomous systems.
●	Partnered with Fiber Food Systems to enhance security and efficiency in the Food Tech sector.
●	Secured $910K order to upgrade Financial Services firm to “fingerprint only,” one-to-many biometric ID technology for its customers.
●	Secured $500K in biometric user authentication orders from leading international defense ministry; with follow- on orders expected in 2025 under new purchase agreement.
●	Launched Amazon Web Services (AWS) Marketplace availability for PortalGuard and Identity-Bound Biometrics.

Mr. DePasquale, continued, “Moving forward, we are seeing very encouraging order demand for our solutions in national defense, financial services and education applications and particular strength in EMEA countries. We are seeing growing interest in our unique capabilities in passwordless, phoneless and tokenless authentication solutions which are best positioned to meet the most pressing security and usability challenges. Our biometric solutions are gaining solid traction in international markets across government, financial services and civil defense applications.

“For example, in Q4’24 we secured a $910K contract with a long-time financial services client to implement our biometric identification technology across its branches. The customer has already enrolled fingerprint biometrics for over 25M end-users and is now upgrading to BIO-key’s “fingerprint-only,” one-to-many identification system. Our solution is expected to trim approximately 30 seconds from each customer interaction, resulting in both an improved customer experience and substantial long-term savings.

“Our longstanding relationship with one of the world’s most esteemed defense ministries saw expanded deployment of our biometric solutions in 2024, a trend we expect to continue in 2025 and beyond. We currently provide authentication and digital security services for over 80,000 ministry personnel and believe that deployment could double or triple in coming years. To date, the ministry has generated $3.3M in total hardware and license revenue, and we are now working under a new long term procurement agreement initiated in Q3 2024.

“This past January, we forged a partnership with the National Bank of Egypt, which is integrating BIO-key’s PortalGuard IAM platform and an industry-leading Identity Governance solution. This project, led by our partner, Raya Information Technology, leverages PortalGuard’s advanced IAM, MFA, and SSO capabilities to secure the digital identities of the bank’s 30,000 employees, and we believe there is potential down the road for this solution to be utilized with its customers.

“BIO-key has also built an established and growing presence in education across over 100 institutions serving over 4M end users. In January, three additional colleges and universities migrated to PortalGuard IDaaS and the Wyoming Department of Education deployed PortalGuard IDaaS, adding a total of over 50,000 IDaaS end users. Building on this momentum, after an extensive RFP and review process, we executed a strategic partnership and Joint Purchase Agreement (JPA) with California’s Education Technology Joint Powers Authority (Ed Tech JPA). The agreement makes PortalGuard an approved IAM solution for the alliance’s 195 K-12 schools and districts, collectively serving over 2.6M students, uniquely positioning our offerings to comply solve Ed Tech JPA member IAM requirements, including compliance with emerging restrictions on the use of personal mobile devices in schools.

“In an effort to seed future market opportunities, in December we announced a strategic collaboration with Fiber Food Systems to explore IAM use cases across the food industry. As part of this agreement, we also acquired shares of Boumarang, Inc. from Fiber in exchange for BIO-key stock. Boumarang is a pioneering force in sustainable, AI-driven, hydrogen-powered, long-range drone technology, a developing market with a clear need for a state-of-the-art IAM solutions. The equity exchange strengthened our balance sheet and paved the way to a strategic collaboration with Guinn Partners to integrate our biometric technology with Guinn’s expertise in IoT and autonomous systems, targeting applications across aerospace, defense, healthcare, logistics and smart cities. These initiatives will take time to develop, but we believe that each of them has the potential to create attractive new commercial opportunities for BIO-key.

“We are off to a strong start in 2025 and believe we are well positioned to deliver improved top- and bottom-line performance. However, given the timing of large customer orders, our financial performance has the potential to fluctuate significantly on a quarter-to-quarter basis. Given increasing interest in our biometric solutions, growing adoption of passwordless, phoneless and tokenless IAM solutions, and the transition we executed in 2024 to a focus on higher-margin BIO-key solutions, we are very optimistic regarding our prospects this year. We remain focused on reducing costs to lower our breakeven level as we continue to explore new markets and strategic partnerships that could advance our path to sustained profitability and positive operating cash flow.”

Financial Results

Please note that the audit our FY2024 financial statements has not been completed by our independent registered public accounting firm as of the date of this press release and are therefore subject to change.

2024 revenues decreased approximately 11% to $6.9M from $7.8M in 2023, largely due to BIO-key’s exit from a Swivel Secure Limited (SSL) distribution agreement and transition to selling BIO-key branded solutions in the EMEA region. The impact of this strategic decision contributed to more high-margin software license fee revenue and a reduction in services revenue from third-party products which carry a much lower gross margin. As a result, 2024 license fee revenue increased 20% to $5.2M in 2024 vs. $4.3M in 2023; service fees declined 50% to $1.1M in 2024 from $2.2 million in 2023; and hardware revenue declined 47% to $0.6M in 2024 from $1.2M in 2023.

In Q4’24 license fee revenue increased 77% to $1.0M; services revenue decreased 28% to $0.3M and hardware revenue declined 88% to $0.1M, also reflecting the impacts of the strategic transition from SSL products and services toward BIO-key solutions.

Gross profit grew to $5.6M in 2024 from $1.4M in 2023, due to a $3.6M hardware reserve taken in 2023 and the impact of growth in higher-margin license sales and a reduction in lower-margin services and hardware revenue. Exiting the SSL agreement contributed to lower costs to support deployments, including software license fees included in sales of Swivel Secure offerings vs. BIO-key’s internally developed software solutions. This resulted in gross profit increasing to $1.2M in Q4’24 vs. negative $95,496 in Q4’23, which included a $1.1M hardware reserve. Both Q4’24 and 2024 gross profit benefited from the sale of $213,005 of fully reserved hardware inventory.

BIO-key reduced its operating expenses by $606,409 to $9.7M in 2024 from $10.3M in 2023, due to a reduction of SG&A costs by $722,563, partially offset by a $116,154 increase in research, development and engineering expense to support new product development. Proactive cost reductions included lower headquarters expenses, sales personnel costs, and marketing show expenses, partially offset by an increase in professional services, principally related to financing activities. BIO-key’s Q4’24 operating expenses were flat year-over-year at $2.6M.

Reflecting greater gross profit and lower operating expenses, BIO-key’s 2024 net loss improved to $4.3M, or ($2.10) per share, from a net loss of $8.7M, or ($15.21) per share, in 2023. Similarly, BIO-key’s Q4’24 net loss improved to $1.6M, or ($0.53) per share, vs. $2.4M, or ($3.99) per share, in Q4’23. 2023 Results included hardware reserves of $3.6M and $1.086M in 2023 and Q4’23, respectively. 2024 results included a positive hardware reserve adjustment of $213,005 in Q4 for the sale of hardware that was previously reserved.

Balance Sheet

As of December 31, 2024, BIO-key had $1.9M of current assets, including $438,000 of cash and cash equivalents, $0.8M of net accounts receivable and due from factor, and $378,000 of inventory. This compares to current assets of $2.6M at December 31, 2023, including approximately $511,000 of cash and cash equivalents, $1.3M of net accounts receivable and due from factor, and $446,000 of inventory.

Conference Call Details

Date / Time:	Thursday, March 27th at 10 a.m. ET
Call Dial In #:	1-877-418-5460 U.S. or 1-412-717-9594 Int’l
Live Webcast / Replay:	Webcast & Replay Link – Available for 3 months.
Audio Replay:	1-877-344-7529 U.S. or 1-412-317-0088 Int’l; code 6114035

About BIO-key International, Inc. (www.BIO-key.com)

BIO-key is revolutionizing authentication and cybersecurity with biometric-centric, multi-factor identity and access management (IAM) software securing access for over forty million users. BIO-key allows customers to choose the right authentication factors for diverse use cases, including phoneless, tokenless, and passwordless biometric options. Its hosted or on-premise PortalGuard IAM solution provides cost-effective, easy-to-deploy, convenient, and secure access to computers, information, applications, and high-value transactions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital to satisfy working capital needs; our ability to continue as a going concern; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology industry; market acceptance of biometric products generally and our products under development; our ability to convert sales opportunities to customer contracts; our ability to expand into Asia and other foreign markets; our ability to migrate Swivel Secure customers to BIO-key and Portal Guard offerings; fluctuations in foreign currency exchange rates; delays in the development of products, the commercial, reputational and regulatory risks to our business that may arise as a consequence of the restatement of our financial statements, including any consequences of non-compliance with Securities and Exchange Commission and Nasdaq periodic reporting requirements; our temporary loss of the use of a Registration Statement on Form S-3 to register securities in the future;, any disruption to our business that may occur on a longer-term basis should we be unable to continue to maintain effective internal controls over financial reporting, and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Engage with BIO-key

Facebook – Corporate:	https://www.facebook.com/BIOkeyInternational/
LinkedIn – Corporate:	https://www.linkedin.com/company/bio-key-international
X – Corporate:	@BIOkeyIntl
X – Investors:	@BIO_keyIR
StockTwits:	BIO_keyIR

Investor Contacts

William Jones, David Collins

Catalyst IR

BKYI@catalyst-ir.com or 212-924-9800

BIO-key International, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues
Services	$344,444	$478,005	$1,108,506	$2,218,885
License fees	1,023,701	577,669	5,189,370	4,342,010
Hardware	94,133	769,427	631,695	1,194,010
Total revenues	1,462,278	1,825,101	6,929,571	7,754,905
Costs and other expenses
Cost of services	73,317	221,940	396,274	861,936
Cost of license fees	146,122	152,000	589,505	1,174,919
Cost of hardware	255,927	460,157	516,611	700,231
Cost of hardware - reserve	(213,005)	1,086,500	(213,005)	3,586,500
Total costs and other expenses	262,361	1,920,597	1,289,385	6,323,586
Gross profit	1,199,917	(95,496)	5,640,186	1,431,319

Operating Expenses
Selling, general and administrative	1,815,155	2,040,438	7,140,147	7,862,710
Research, development and engineering	812,072	587,900	2,511,080	2,394,926
Total Operating Expenses	2,627,227	2,628,338	9,651,227	10,257,636
Operating loss	(1,427,310)	(2,723,834)	(4,011,041)	(8,826,317)
Other income (expense)
Interest income	57	5,589	110	11,533
Gain from sale of asset		20,000		20,000
Loss on foreign currency transactions	(13,004)	(24,000)	(13,004)	(39,000)
Loan fee amortization	(60,000)	-	(124,000)	-
Change in fair value of convertible note	-	131,497	-	396,203
Interest expense	(66,932)	(58,890)	(175,755)	(218,270)
Total other income (expense), net	(139,879)	74,196	(312,649)	170,466

Loss before provision for income tax	(1,567,189)	(2,649,638)	(4,323,690)	(8,655,851)

Provision for (income tax) tax benefit	-	276,825	-	134,014

Net loss	$(1,567,189)	$(2,372,813)	$(4,323,690)	$(8,521,837)

Comprehensive loss:
Net loss	$(1,567,189)	$(2,372,813)	$(4,323,690)	$(8,521,837)
Other comprehensive income (loss) – Foreign currency translation adjustment	(25,409)	138,029	26,469	265,423
Comprehensive loss	$(1,592,598)	$(2,234,784)	$(4,297,221)	$(8,256,414)

Basic and Diluted Loss per Common Share*	$(0.53)	$(3.99)	$(2.10)	$(15.21)

Weighted Average Common Shares Outstanding*
Basic and diluted	3,032,240	560,278	2,059,884	560,278

*Periods reflect impact of BIO-key’s 1-for-18 reverse stock split effective December 21, 2023.

Please note that the audit our FY2024 financial statements has not been completed by our independent registered public accounting firm as of the date of this press release and are therefore subject to change.

BIO-key International, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$437,604	$511,400
Accounts receivable, net	718,229	1,201,526
Due from factor	74,170	99,320
Inventory, net of reserve	378,307	445,740
Prepaid expenses and other	278,648	364,171
Total current assets	1,886,958	2,622,157
Equipment and leasehold improvements, net	140,198	220,177
Capitalized contract costs, net	409,426	229,806
Deposits and other assets	7,976	-
Operating lease right-of-use assets	73,372	36,905
Other assets	5,000,000	-
Intangible assets, net	1,097,630	1,407,990
Total non-current assets	6,728,602	1,894,878
TOTAL ASSETS	$8,615,560	$4,517,035

LIABILITIES
Accounts payable	$818,187	$1,316,014
Accrued liabilities	1,278,732	1,305,848
Note payable	1,525,977	-
Government loan – BBVA Bank, current portion	132,731	138,730
Deferred revenue - current	773,267	414,968
Operating lease liabilities, current portion	24,642	37,829
Total current liabilities	4,553,536	3,213,389
Deferred revenue, net of current portion	196,237	28,296
Deferred tax liability	22,998	22,998
Government loan – BBVA Bank, net of current portion	44,762	188,787
Operating lease liabilities, net of current portion	48,994	-
Total non-current liabilities	312,991	240,081
TOTAL LIABILITIES	4,866,527	3,453,470

Commitments

STOCKHOLDERS’ EQUITY
Common stock — authorized, 170,000,000 shares; issued and outstanding; 3,715,483 and 1,032,777 of $.0001 par value at December 31, 2024 and December 31, 2023, respectively	372	103
Additional paid-in capital	133,030,271	126,047,851
Accumulated other comprehensive loss	49,290	22,821
Accumulated deficit	(129,330,900)	(125,007,210)
TOTAL STOCKHOLDERS’ EQUITY	3,749,033	1,063,565
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,615,560	$4,517,035

All BIO-key shares issued and outstanding for all periods reflect BIO-key’s 1-for-18 reverse stock split, which was effective December 21, 2023.

Please note that the audit our FY2024 financial statements has not been completed by our independent registered public accounting firm as of the date of this press release and are therefore subject to change.

BIO-key International, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2024	2023

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(4,323,690)	$(8,521,837)
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation	93,026	75,136
Amortization of intangible assets and write-off	304,983	354,558
Interest payable on Note	164,589	-
Loss on foreign currency	13,004	39,000
Reserve for inventory	(213,005)	3,586,500
Allowance for doubtful account	(372,532)	750,000
Amortization of debt discount	124,000	-
Amortization of capitalized contract costs	175,900	171,291
Share based and warrant compensation for employees and consultants	225,245	226,725
Stock based fees to directors	18,006	39,007
Bad debt expense	100,000	100,000
Change in fair value of convertible note	-	(396,203)
Deferred income tax benefit	-	(134,014)
Amortization of operating lease right-of-use assets	79,521	-
Change in operating assets and liabilities:
Accounts receivable	855,829	(428,742)
Due from factor	25,150	(49,820)
Capitalized contract costs	(355,520)	(118,028)
Deposits	(7,976)	-
Right of use asset	(115,988)	160,449
Inventory	280,438	402,129
Prepaid expenses and other	85,523	(21,465)
Accounts payable	(502,987)	57,725
Income tax payable	-	(121,764)
Accrued liabilities	(27,116)	275,561
Deferred revenue	526,240	(71,288)
Operating lease liabilities	(66,712)	(168,376)
Net cash used for operating activities	(2,914,072)	(3,793,456)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(13,047)	(1,000)
Net cash used for investing activities	(13,047)	(1,000)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from public offerings		4,296,260
Repayment of convertible notes		(2,200,000)
Proceeds from the exercise of warrants	1,908,099	320
Costs incurred for issuance of common stock	(172,350)	(561,367)
Proceeds from issuance of note payable	2,000,000	-
Repayment of note payable	(762,611)	-
Repayment of government loan	(150,024)	(119,251)
Proceeds from Employee Stock Purchase Plan	3,740	17,478
Net cash (used in) provided by financing activities	2,826,854	1,433,440
Effect of exchange rate changes	26,469	236,894
NET DECREASE IN CASH AND CASH EQUIVALENTS	(73,796)	(2,124,122)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	511,400	2,635,522
CASH AND CASH EQUIVALENTS, END OF YEAR	$437,604	$511,400

All BIO-key shares issued and outstanding for all periods reflect BIO-key’s 1-for-18 reverse stock split, which was effective December 21, 2023.

Please note that the audit our FY2024 financial statements has not been completed by our independent registered public accounting firm as of the date of this press release and are therefore subject to change.